UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report                                              June 9, 1998


                             HAWKS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        Wyoming                  0-5781                83-0211955
 (State or other juris-     (Commission File         (IRS Employer
diction of Incorporation.)      Number)           Identification No.)


913 Foster Road                                                       82601
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number (including area code)     (307) 234-1593


                                      N/A
         (Former name or former address, if changed since last report.)

ITEM 2  - DISPOSITION OF ASSETS

On May 26, 1998, the Company signed an agreement to sell its buildings located at 7345 6WN Road and 7383 6WN Road in Natrona County, Wyoming to WERCS, a Wyoming Corporation. As set forth in the agreement, the closing date was June 1, 1998 and the total sales price for both buildings was $417,000.

The Company's cost in the buildings was $506,000. The Company's basis in the buildings was $367,000. Therefore, the Company had an approximate $50,000 gain resulting from the transaction.

The $417,000 was received as $317,000 cash and 10,000 shares of WERCS 4% preferred stock which has a guaranteed value of $10 per share.
The majority owner of WERCS, a Wyoming Corporation, is Dr. Gail D. Zimmerman, whose spouse, through the Anne D. Zimmerman Revocable Trust, owns 11.2% of the outstanding shares of Hawks Industries, Inc. stock.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HAWKS INDUSTRIES, INC.
                                    Registrant




Date:  June 9, 1998                     /s/  James E. Meador, Jr.

                                    James E. Meador, Jr.
                                    Vice President